U.S. SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                         __________________

                             FORM 8-K

                          CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported):    November 12, 2004
                                                    ------------------


         	   Claremont Technologies Corp.
        -----------------------------------------------------
        (Exact name of registrant as specified in its charter)


     Nevada                     000-50240                  98-0338263
  ------------                 ------------               ------------
 (State or other            (Commission File          (I.R.S. Employer
  jurisdiction                  Number)               Identification No.)
  of incorporation)

   Dan Steer, Chief Executive Officer
   1374 Cartier Place
   Vancouver, British Columbia, Canada		         V6P 2W9
  -------------------------------------                  ---------
  (Address of principal executive offices)	        (Zip Code)

  #231, 6540 East Hastings Street
  Burnaby, British Columbia Canada
  -------------------------------------
  (former address, if changed)


 Registrant's telephone number, including area code:	(604)643-8165

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  5.    CORPORATE GOVERNANCE AND MANAGEMENT

5.02 RESIGNATION AND APPOINTMENT OF DIRECTORS

On November 12, 2004, Trevor Bentley resigned from the Board of Directors of Claremont Technologies, Corp.("Company"). Mr. Bentley has served as President, Treasurer and director of the Company since February 2004. He resigned from the Board of the Company because of personal-related commitments and his extensive travel schedule. Mr. Bentley is not presently serving on the Board of Directors of any other companies.

On November 10, 2004, Lorne Chomos resigned from the Board of Directors of the Company. He resigned from the Board of the Company due to other work-related commitments and is unable to provide his service. Mr. Chomos is presently not serving on the Board of Directors of any other companies.

Prior to the resignations by Mr. Bentley and Mr. Chomos, the Board of Directors consisted of three members. The Board of Directors subsequently appointed Mr. Ted Kosturos and Dr.William Russell to fill the vacant positions created by Mr. Bentley's and Mr. Chomos' resignation effective November 12, 2004. Mr. Ted Kosturos was also appointed as the Company's new Corporate Secretary.

Mr. Ted Kosturos has been in the restaurant and hospitality industry since 1952 and is currently employed by Helenic Community of Vancouver. He has been Head Chef and Assistant Catering Manager with the Helenic Community since 1997. Mr. Kosturos was the owner and operator of one of the White Spot Restaurants in Vancouver from 1994 to 1997. Since 1980, Mr. Kosturos has been a private investor and advisor to startup companies and a private investor in public companies.

Dr. William Russell received his Doctor of Chiropratic from the Canadian Memorial Chiropractic College in Toronto, Ontario, Canada in 1981. He also received his Doctor of Naturopathetic Medicine from the Canadian Naturopathic College in Toronto, Ontario, Canada in 1989. He served on the board of the British Columbia Chiropractic Asociation from 1984 to 1986. He was an elected officer of the Association of Naturapathic Physicians of British Columbia from 1990 to 1992 and served as Chairman of the Ethics Committee in 1995. Dr.William Russell currently has his own practice in White Rock, BC Canada since 1987. Dr. Russell has been involved in the health care education for many years providing seminars and lectures relating to stress management, body balance nutritional systems, rife technology, diet and other health related issues.

The  Board  of  Directors does not have any committees at this time.

Mr. Bentley will be given 25,000 shares of Company common stock, equivalent to less than 1% of the issued and outstanding shares as of November 12, 2004, as consideration for his services as a director, treasurer and President. Mr.Chomos will be given 5,000 shares of the Company common stock as consideration for his services as a director. Other than the stock compensation, there have been no related party transactions between Mr. Bentley and the Company, and between Mr. Chomos and the Company to be disclosed pursuant to Item 404(a) of Regulation S-B.



ITEM  9.    FINANCIAL  STATEMENTS  AND  EXHIBITS

Exhibits    Description
--------    -----------
17.1        Resignation of Mr. Trevor Bentley
17.2        Resignation of Mr. Lorne Chomos

                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CLAREMONT  TECHNOLOGIES, CORP.

Date:  November 15, 2004
                                        By:  /s/ DAN STEER
                                            -----------------------
                                             DAN STEER
                                             Chief Executive Officer